Exhibit 12.1

Endurance Specialty Holdings Ltd.

Ratio of Earnings to Fixed Charges

	Three Months Ended March 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Net income (loss)	$104,480	$311,915	$162,516	$(93,734)	$364,738	$536,104
Add (deduct):

Income tax expense (benefit)	408	5,853	3,346	(23,006)	7,160	(11,408)

Income (loss) before income taxes	104,888	317,768	165,862	(116,740)	371,898	524,696

Endurance Fixed Charges:

6.15% Senior Notes due 2015	3,117	12,522	12,444	12,523	12,510	12,497

7.00% Senior Notes due 2034	5,934	23,666	23,730	23,731	22,252	17,677

Total Interest Expense	9,051	36,188	36,174	36,254	34,762	30,174

Imputed interest on operating leases	1,400	4,900	5,067	4,067	3,700	3,800
Credit Facility issuance costs amortized	169	675	552	260	240	220

Total Fixed Charges	10,620	41,763	41,793	40,581	38,702	34,194

Earnings	115,508	359,531	207,655	(76,159)	410,600	558,890

Fixed Charges	10,620	41,763	41,793	40,581	38,702	34,194

Ratio of Earnings to Fixed Charges	10.88	8.61	4.97	(1.88)	10.61	16.34

Net income (loss)	$104,480	$311,915	$162,516	$(93,734)	$364,738	$536,104
Add (deduct):

Income tax expense (benefit)	408	5,853	3,346	(23,006)	7,160	(11,408)

Income (loss) before income taxes	104,888	317,768	165,862	(116,740)	371,898	524,696

Endurance Fixed Charges:
2005 6.15% Senior Notes due 2015	3,117	12,522	12,444	12,523	12,510	12,497
2010 7.00% Senior Notes due 2034	5,934	23,666	23,730	23,731	22,252	17,677

Total Interest Expense	9,051	36,188	36,174	36,254	34,762	30,174

Imputed interest on operating leases	1,400	4,900	5,067	4,067	3,700	3,800
Credit Facility issuance costs amortized	169	675	552	260	240	220
Preference share dividends	8,188	32,750	32,750	24,125	15,500	15,500

Total Fixed Charges including preference share dividends	18,808	74,513	74,543	64,706	54,202	49,694

Earnings	115,508	359,531	207,655	(76,159)	410,600	558,890

Fixed Charges including preference share dividends	18,808	74,513	74,543	64,706	54,202	49,694

Ratio of Earnings to Fixed Charges & Preference Share Dividends	6.14	4.83	2.79	(1.18)	7.58	11.25

Unaudited Pro Forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges for

Endurance Specialty Holdings Ltd. and Aspen Insurance Holdings Ltd.

For the year ended December 31, 2013

	Pro Forma Combined	Elimination	Aspen
	Year ended December 31, 2013	Year ended December 31, 2013	Year ended December 31, 2013
Net income (loss)	$571,776	$(69,439)	$329,300
Add (deduct):
Income tax expense	19,253	—	13,400

Income (loss) before income taxes	591,029	(69,439)	342,700

Endurance Fixed Charges:
6.15% Senior Notes due 2015	12,522	—	—
7.00% Senior Notes due 2034	23,666	—	—
Bridge financing	60,508	60,508	—

Total Interest Expense	96,696	60,508	—

Imputed interest on operating leases	4,900	—	—
Credit Facility issuance costs amortized	675	—	—

Aspen Fixed Charges:
Interest expense	32,700	—	32,700
Imputed interest on operating leases	6,634	—	6,633

Fixed Charges	141,605	60,508	39,333

Earnings	732,634	(8,931)	382,033
Fixed Charges	141,605	60,508	39,333

Ratio of Earnings to Fixed Charges(1)	5.17	NM	9.71

Net income (loss)	$571,776	$(69,439)	$329,300
Add (deduct):
Income tax expense	19,253	—	13,400

Income (loss) before income taxes	591,029	(69,439)	342,700

Endurance Fixed Charges:
6.15% Senior Notes due 2015	12,522	—	—
7.00% Senior Notes due 2034	23,666	—	—
Bridge financing	60,508	60,508	—

Total Interest Expense	96,696	60,508	—

Imputed interest on operating leases	4,900	—	—
Credit Facility issuance costs amortized	675	—	—
Preference share dividends	32,750	—	—

Aspen Fixed Charges:
Interest expense	32,700	—	32,700
Imputed interest on operating leases	6,634	—	6,633
Preference share dividends	35,500	—	35,500

Fixed Charges	209,855	60,508	74,833

Earnings	732,634	(8,931)	382,033
Fixed Charges Including Preference Share Dividends	209,855	60,508	74,833

Ratio of Earnings to Fixed Charges & Preference Dividends(1)	3.49	NM	5.11

(1)	NM - not meaningful

Unaudited Pro Forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges for

Endurance Specialty Holdings Ltd. and Aspen Insurance Holdings Ltd.

For the three months ended March 31, 2014

	Pro Forma Combined	Elimination	Aspen
	Three months ended March 31, 2014	Three months ended March 31, 2014	Three months ended March 31, 2014
Net income (loss)	$214,665	$(10,215)	$120,400
Add (deduct):
Income tax expense	4,208	—	3,800

Income (loss) before income taxes	218,873	(10,215)	124,200

Endurance Fixed Charges:
6.15% Senior Notes due 2015	3,117	—	—
7.00% Senior Notes due 2034	5,934	—	—
Bridge financing	10,997	10,997	—

Total Interest Expense	20,048	10,997	—

Imputed interest on operating leases	1,400	—	—
Credit Facility issuance costs amortized	169	—	—

Aspen Fixed Charges:
Interest expense	7,400	—	7,400
Imputed interest on operating leases(1)	1,658	—	1,658

Fixed Charges	30,675	10,997	9,058

Earnings	249,548	782	133,258
Fixed Charges	30,675	10,997	9,058

Ratio of Earnings to Fixed Charges(2)	8.14	NM	14.71

Net income (loss)	$214,665	$(10,215)	$120,400
Add (deduct):
Income tax expense	4,208	—	3,800

Income (loss) before income taxes	218,958	(10,215)	124,200

Endurance Fixed Charges:
6.15% Senior Notes due 2015	3,117	—	—
7.00% Senior Notes due 2034	5,934	—	—
Bridge financing	10,997	10,997	—

Total Interest Expense	20,048	10,997	—

Imputed interest on operating leases	1,400	—	—
Credit Facility issuance costs amortized	169	—	—
Preference share dividends	8,188	—	—

Aspen Fixed Charges:
Interest expense	7,400	—	7,400
Imputed interest on operating leases	1,658	—	1,658
Preference share dividends	9,500	—	9,500

Fixed Charges	48,363	10,997	18,558

Earnings	249,548	782	133,258
Fixed Charges Including Preference Share Dividends	48,363	10,997	18,558

Ratio of Earnings to Fixed Charges & Preference Dividends(2)	5.16	NM	7.18

(1)	Estimated based on December 31, 2014 reported amounts. Amount not publicly disclosed by Aspen for three months ended March 31, 2014.
(2)	NM - not meaningful